TherapeuticsMD 8-K

Exhibit 5.1

November 27, 2020

TherapeuticsMD, Inc.

951 Yamato Road, Suite 220

Boca Raton, FL 33431

Re: Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to TherapeuticsMD, Inc., a Nevada corporation (the “Company”), in connection with that certain Controlled Equity Offering Sales Agreement, dated the date hereof (the “Sales Agreement”) by and between the Company and Cantor Fitzgerald & Co. (the “Agent”), pursuant to which the Company may, from time to time, issue and sell through the Agent, acting as agent and/or principal, shares of the Company’s common stock, par value $0.001 per share (the “Placement Shares”), in a public offering having an maximum aggregate offering price of up to $50,000,000, pursuant to (i) the Registration Statement on Form S-3 (File No. 333-226452) (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 31, 2018 under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, and (ii) the Company’s prospectus supplement relating to the Placement Shares filed by the Company with the Commission on November 27, 2020 pursuant to Rule 424(b)(5) under the Securities Act (the “Prospectus”). All of the Placement Shares are to be issued and sold by the Company as described in the Shelf Registration Statement and the Prospectus.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the following:

A.	The Amended and Restated Articles of Incorporation of the Company, as amended to date;
B.	The Bylaws of the Company, as amended to date;
C.	The Shelf Registration Statement;
D.	The Prospectus;
E.	The Sales Agreement;
F.	The resolutions of the board of directors of the Company (the “Board”) relating to the filing of the Prospectus and the transactions in connection therewith and authorizing the issuance and sale of the Placement Shares (the “Resolutions”); and
G.	Such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

TherapeuticsMD, Inc.

November 27, 2020

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of originals or such latter documents. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based solely upon and subject to the foregoing and subject to the assumptions, limitations and qualifications stated herein, and further assuming that (i) the Company delivers placement notices under the Sales Agreement in accordance with the Resolutions and the pricing terms duly approved by the Board or a pricing committee duly authorized thereunto, and (ii) the Company receives the proceeds for the Placement Shares sold pursuant to such terms and such applicable placement notice, the Placement Shares will be validly issued, fully paid and nonassessable.

This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. We do not express any opinion herein concerning any law other than the laws of the State of Nevada. Further, our opinion is based solely upon existing laws, rules and regulations and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K relating to the issuance of the Placement Shares, which is incorporated by reference in the Shelf Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Shelf Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP